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Accountants and                             GRANT THORNTON
Management Consultants
Grant Thornton LLP
The US Member Firm of
Grant Thornton International

February 4, 2000

Securities and Exchange Commission
Washington, D.C. 20529

Re:  Unitel Video, Inc.
     File No. 1-8654

Dear Sir or Madam:

We have read item 4 of the Form 8-K of Unitel Video, Inc. dated February 4, 2000 and agree with the statements contained therein.

Very truly yours,

Grant Thornton LLP

/s/ Grant Thornton LLP

cc: Unitel Video, Inc.